UNITY HOLDINGS, INC.

950 JOE FRANK HARRIS PARKWAY, SE

CARTERSVILLE, GEORGIA 30121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

We cordially invite you to attend the 2009 Annual Meeting of Shareholders of Unity Holdings, Inc., the holding company for Unity National Bank.  At the meeting, we will report on our performance in 2008 and answer your questions.  We look forward to discussing both our accomplishments and our plans with you.  We hope you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on Wednesday, May 27, 2009 at 4:30 p.m. at our office at 950 Joe Frank Harris Parkway, SE, Cartersville, Georgia 30121 for the following purposes:

1.  To elect Class II members to the Board of Directors; and

2.  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 31, 2009 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the Company's offices prior to the meeting.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to our transfer agent, Computershare Trust Company, Inc., as promptly as possible in the envelope provided.

By Order of the Board of Directors,

_/s/Michael L. McPherson_________

Michael L. McPherson

President and Chief Executive Officer

April 27, 2009

Cartersville, Georgia

UNITY HOLDINGS, INC.

950 JOE FRANK HARRIS PARKWAY, SE

CARTERSVILLE, GEORGIA 30121

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 27, 2009

Our Board of Directors is soliciting proxies for the 2009 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

VOTING INFORMATION

The Board set March 31, 2009 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 1,148,513 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

When you sign the proxy card, you appoint Jeff L. Sanders as your proxy representative at the meeting.  The representative will vote your proxy as you have instructed on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, the representative will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election of Directors."  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, the representative will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are enclosing in this package a copy of our 2008 Annual Report, which includes the consolidated audited financial statements and footnote disclosures and Management's Discussion and Analysis of Financial Condition and Results of Operations, for your review.  We are distributing this proxy statement and Annual Report on or about April 27, 2009.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting.  The current terms of the Class II directors will expire at the meeting.  The terms of the Class III and Class I directors will expire at the 2010 and 2011 Annual Shareholders Meeting, respectively. Our directors and their classes are:

Class I	Class II	Class III
Donald D. George	Sam R. McCleskey	Kenneth R. Bishop
John S. Lewis	Stephen A. Taylor	Jerry W. Braden
Michael L. McPherson	B. Don Temples

Shareholders will elect three nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2012 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the three nominees receiving the highest number of votes will be elected.  Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), the proxy representative will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

The Board of Directors recommends that you elect Sam R. McCleskey, Stephen A. Taylor, and B. Don Temples as Class II directors.

Set forth below is certain information about the nominees, each of whom has been a director of the Company since its formation in 1997 and is also a director of Unity National Bank:

Class II

Sam R. McCleskey, 67, was born in Woodstock, Georgia.  In 1998 Mr. McCleskey retired from Lockheed Martin Corporation where he served as a supervisor in the tool and die area since 1979. He is also the owner of McCleskey Builders, Inc., a residential home builder, and President of M & C Developers.r Mauldin & Jenkins? tionalbank.com

h as teller transactions, etc.

Stephen A. Taylor, 53, is a lifelong resident of Bartow County.  Mr. Taylor is the owner and manager of Taylor Farm Supply, which has served Cartersville, Georgia since 1948.  Mr. Taylor is involved in several community activities.  He is a board member of the Bartow County Development Authority, the Joint Development Authority, the Etowah Education Foundation, and the Cartersville-Bartow County Chamber of Commerce.

B. Don Temples, 57, was born in Cartersville , Georgia.  Mr. Temples received an Associate of Arts degree from Reinhardt College and a Bachelor of Business Administration degree from the University of Georgia.  He is a licensed real estate broker and co-owner of Temple's Construction, a residential real estate development and construction company, managing member of DTG Companies, and is chairman of the Development Authority of Cartersville.

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Set forth below is also information about each of the Company's other directors.  Each of the following directors has been a director of the Company since the Company's formation in 1997.  Each director is also a director of Unity National Bank.

Class I

Donald D. George, 69, was born in Wardtown, Virginia.  He attended several colleges including Virginia State University, ICBO Business School of Manhattan, and St. Francis of Xavier College of Labor Relations.  Mr. George has been in the transportation industry for over 30 years.  In 1990, Mr. George formed his own company, Free Enterprise of Atlanta, Inc. d/b/a George's Motor Coach, which provides trip and shuttle services through the Atlanta area as well as out-of-state charter trips.  He was also President of the 223rd Street Block Association and Scout master of Boy Scout Troop 676.  Mr. George is a member of the Georgia Chamber of Commerce, the Cobb County Chamber of Commerce, the City of Atlanta Chamber of Commerce, the Atlanta Business League, the Atlanta Convention & Visitors Bureau, the United Motor Coach Association, the Georgia Motor Coach Association, and the National Association of Motor Coach Operators.

John S. Lewis, 65, was born in Cartersville, Georgia.  He received a Bachelor of Business Administration from the University of Georgia.  He received a LLB in Law from Mercer University. Mr. Lewis is in the property management business and manages jointly and independently owned income-producing real estate and farm land.  He has been in the real estate sales and management business since 1986.  He was a practicing attorney in Cartersville from 1970 to 1985.

Michael L. McPherson, 59, was born in Cartersville, Georgia.  He received a Bachelors Degree in Business Administration, cum laude, from Brenau College, Gainesville, Georgia.  Mr. McPherson has been a banker since 1977, when he began his career in Cartersville, Georgia and has remained with financial institutions in Cartersville-Bartow County since that time.  Mr. McPherson has previously served in various capacities with Reinhardt College; Georgia Chapter of the Bank Administration Institute; Community Bankers Association of Georgia; Georgia Bankers Association; Business Development Corporation of Georgia; North Metro Tech Education Foundation; the Cartersville-Bartow County Chamber of Commerce and numerous charitable organizations.  Mr. McPherson currently serves as a Director of the Bartow Education Foundation.  Mr. McPherson is a member of Center Baptist Church in Cartersville.

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Class III

Kenneth R. Bishop, 45, was born in Jacksonville, Florida.  He received a Bachelors Degree in Business Administration - Marketing from the University of Georgia.  Mr. Bishop has established several businesses in the Cartersville area, most recently working in real estate investment.  He has been an active member and supporter of the Sam Jones Methodist Church for many years.  In addition, he has been active in a number of local charities, both financially and in service.

Jerry W. Braden, 64, was born in Rome, Georgia.  He received a Bachelor of Science Degree and a Masters Degree in Agricultural Economics from the University of Georgia.  He is the owner of a real estate management and development company, The Braden Group.  The Braden Group specializes in the development and ownership of apartment complexes throughout Georgia, Alabama, and North Carolina.  He has owned and operated The Braden Group since 1981.  Mr. Braden has been actively involved in many civic endeavors in Bartow and surrounding counties, including a director for the Georgia Affordable Housing Coalition, Committee Chair of the Council for Affordable and Rural Housing, past member of a housing advisory board of the Georgia Department of Community Affairs, past member of the Board of Directors of the Bartow County Habitat for Humanity; past member of the Board of Directors of Bartow County Home Builders Association; past member of the Board of Trustees of the Sam Jones Historic Home and Museum; past member of Board of Directors of the Cartersville-Bartow County Opera; and past chairman of the Finance Committee of Trinity United Methodist Church.

Executive Officers

W. Stewart Griggs, 57, was born in Dothan, Alabama.  He received a Bachelor of Science in Finance from Troy University, Troy, Alabama.  He completed the Financial Planning Program at Oglethorpe University, Atlanta and has received a Certified Financial Planner designation from the Certified Financial Planner Board of Standards.   He also has a securities license as well as insurance licenses.  Mr. Griggs has been in lending and banking for over thirty years and joined Unity National Bank as Senior Vice President / Senior Lender at the inception of the bank.  He is past president and member of the Bartow County Rotary Club, involved in the Chamber of Commerce and member of Cartersville chapter of National Association of Financial and Insurance Advisors.  He and his family attend Cassville Baptist Church.

Jeff L. Sanders, 45, was born in Carrollton, Georgia, and he currently resides in Cumming, Georgia.  He graduated from the State University of West Georgia in 1986 with a Bachelor's degree in Business Administration.  Mr. Sanders is a Certified Public Accountant, and has held various financial positions in banking since 1992.  Most recently, he was the Executive Vice-President of First Milton Bank, In Organization.  Prior to that, he was the Senior Vice-President and Chief Financial Officer of Rabun County Bank in Clayton, Georgia.  From 2003-2006, he was an Executive Vice-President and C.F.O. of Integrity Bank in Alpharetta, Georgia.  He has also worked as the C.F.O. of the Bank of Hiawassee, Georgia, and Controller of Community First Bank in Carrollton, Georgia.  He joined Unity Holdings, Inc. in March, 2009 as its Senior Vice-President and Chief Financial Officer.

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Description of Business

Unity Holdings, Inc. was incorporated in Georgia on October 8, 1997 as a bank holding company to own and control all of the capital stock of Unity National Bank.  Organizing activities for the Company began during the summer of 1997, consisting primarily of preparation and filing of a registration statement for sale of the Company's stock, preparation and filing of the Bank's charter application, acquisition of physical facilities, and hiring of staff.  On November 30, 1998, the Federal Deposit Insurance Corporation approved the Bank's application for deposit insurance, and on February 11, 1998, the Office of the Comptroller of the Currency approved the Bank's charter application.  The Board of Governors of the Federal Reserve approved the Company to be a bank holding company on November 30, 1998.  The Bank has two locations in Cartersville and locations in Adairsville, Calhoun, and Rome, Georgia.

The Bank offers a full range of deposit services that are typically available in most banks and savings and loan associations, including checking accounts, commercial accounts, NOW accounts, savings accounts, and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit.  The transaction accounts and time certificates are tailored to the Bank's principal market area at rates competitive to those offered in the Bartow County area.  In addition, the Bank offers certain retirement account services, such as Individual Retirement Accounts (IRAs).  The Bank solicits these accounts from individuals, businesses, associations and organizations, and governmental authorities.

The Bank emphasizes a range of lending services, including real estate, commercial and consumer loans, to individuals and small-to-medium-sized businesses and professional concerns that are located in or conduct a substantial portion of their business in the Bank's market area.

Other bank services include remote deposit capture, cash management services, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts.  The Bank is associated with a shared network of automated teller machines that may be used by Bank customers throughout Georgia and other regions.  The Bank also offers MasterCard and VISA credit card services through a correspondent bank as an agent for the Bank.  The bank has a well designed website that allows some transactional activity and bill payment services.  The Bank does not plan to exercise trust powers.

The banking business is highly competitive.  The Bank competes as a financial intermediary with other commercial banks, savings and loan associations, credit unions and money market mutual funds operating in our trade areas.  There are currently 19 banking institutions (excluding credit unions) operating 68 offices in the combined Bartow\Floyd\Gordon county market.  These institutions hold approximately $3.5 billion in deposits; the Bank currently holds the 6th largest position in the market for these deposits.  A number of these competitors are well established.  Several de novo branches and new banks have also been established in the market due to its attractiveness.  Most of them have substantially greater resources and lending limits and may have a lower cost of funds than the Bank.  These banks offer certain services, such as extensive and established branch networks and trust services, which the Bank does not currently provide.  As a result of these competitive factors, the Bank may have to pay higher rates of interest in order to attract deposits.

As of December 31, 2008, the Bank had 83 full-time employees and 5 part-time employees.

6

 Market For Common Equity And Related Stockholder Matters.

 (a)  The Company completed its initial public offering on October 22, 1998.  In the offering, the Company sold a total of 838,711 shares at $10.00 per share.  During 2002, the Company sold 170,299 additional shares of common stock at $16.00 per share through a private placement offering.  The sale generated additional capital of $2,724,784 during the year.  There has been virtually no market for the Company's common stock since completion of the offering, and the Company does not anticipate a market to develop in the near future.  As of December 31, 2008, there were approximately 1,045 shareholders of record.

Unregistered Sales of Equity Securities.

None.

All outstanding shares of Common Stock of the Company are entitled to share equally in dividends as and if declared by the Board of Directors.  The Company does not plan to declare any dividends in the immediate future.

(b)  The following table reflects the high and low trades of shares of the Company for each quarterly period during the last year based on such limited available information.

	High Selling Price	Low Selling Price

2008
First Quarter	$30.00	$28.00
Second Quarter	$28.00	$28.00
Third Quarter	$25.00	$25.00
Fourth Quarter	$25.00	$25.00

2007
First Quarter	$28.00	$26.00
Second Quarter	$30.00	$28.00
Third Quarter	$30.00	$28.00
Fourth Quarter	$30.00	$30.00

The Company has not paid dividends since its inception.  The Bank's ability to pay dividends is subject to numerous statutory conditions.  Thus, to the extent the source of dividends to be paid by the Company is dividends from the Bank, the Company may continue not to pay dividends in the near future.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table summarizes the compensation of the executive officers for the years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael L. McPherson	2008	206,275	-----	-----	-----	62,981	78,726	27,552	375,534
President & CEO	2007	192,780	-----	-----	-----	62,641	78,726	26,063	360,210

W. Stewart Griggs	2008	162,290	-----	-----	-----	34,686	23,180	31,897	252,053
Executive Vice President	2007	151,673	-----	-----	-----	34,498	23,180	33,427	242,778
& Senior Lender

Eli D. Mullis	2008	132,236	-----	-----	-----	28,263	1,735	22,788	185,022
Senior Vice President &	2007	123,585	-----	-----	-----	28,110	1,735	17,944	171,374
Chief Financial Officer

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Salary

The Board of Directors annually reviews the salary of the executive officers, taking into consideration individual performance and company performance.  The Board also reviews salary data from other companies to ensure that compensation packages are commensurate with similar banking companies.

Non-Equity Incentive Plan Compensation

The executive officers participate in a performance-based incentive plan in their capacity as officers of the subsidiary.  All employees of the subsidiary participate in the plan.  Payouts are awarded based on a menu of company-wide and individual performance goals.  For the executive officers, the performance goals consisted of net income as a percentage of the approved budget, the Bank's return on equity, and deposit growth goals.  The Board installs a maximum payout that can be awarded based on measured performance factors.  Once a plan is approved by the Board, the plan cannot be altered or eliminated.  The Board also has the option to pay more than the results of the incentive plan, but never less, at their discretion.  For 2008 and 2007, no executive officers received a discretionary payout.

Nonqualified Deferred Compensation Earnings

Mr. McPherson defers his board fees and all board committee fees via a deferred compensation plan providing for certain death and retirement benefits for the directors of the Company.  The amount in the table above represents the benefit accrual amount for the specified year. The details of the plan are outlined in the 2008 Annual Report under "Other Employee and Director Benefit Plans" in the notes to the consolidated financial statements.

The executive officers participate in a deferred compensation plan providing for death and retirement benefits for certain officers of the Bank.  The amount in the table above represents the benefit accrual amount for the specified year. The details of the plan are outlined in the 2008 Annual Report under "Other Employee and Director Benefit Plans" in the notes to the consolidated financial statements.

All Other Compensation

Mr. McPherson's other compensation consists of matching contributions to his 401(k) plan, group medical insurance premiums, a company car made available for personal use, membership in two local country clubs, and premiums for a bank-provided life insurance policy.

Mr. Griggs's other compensation consists of matching contributions to his 401(k) plan, group medical insurance premiums, an auto allowance to offset the use of his personal vehicle for business purposes, and membership in two local country clubs.

Mr. Mullis's other compensation consists of matching contributions to his 401(k) plan, group medical insurance premiums, and an auto allowance to offset the use of his personal vehicle for business purposes.

10

.

Employment Agreements

In 2004, the Company entered into an employment agreement with Mr. McPherson for a five-year term pursuant to which Mr. McPherson serves as the President and Chief Executive Officer of the Company and Unity National Bank.  Mr. McPherson receives an annual salary designated by the Board of Directors, plus his yearly medical insurance premium.  Mr. McPherson is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.  Additionally, Mr. McPherson participates in the Bank's retirement, welfare and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.  Upon termination following a change in control, Mr. McPherson receives payment equal to 12 months of his salary.  Following termination of his employment with the Bank and for a period of 12 months thereafter, Mr. McPherson may not (i) provide services to any financial institution within a ten-mile radius of the Bank's offices, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the Bank for employment.

Stock Options

In 2008, the Company did not grant any stock options or stock appreciation rights to executive officers or directors.  The Company does have an Equity Incentive Plan in effect.  Set forth below is a table presenting the outstanding equity awards at December 31, 2008.

OUTSTANDING EQUITY AWARDS AS OF 12/31/2008

	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested
	Exercisable	Unexercisable

CEO-Michael L. McPherson	4,000	-	16.00	01	-	-
SVP-Eli D. Mullis	4,000	1,000	$22.00	11	1,000	$25,000.00

(1) The aggregate market value was calculated based on the current fair market value of $25.00 per share at the report date.

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Mr. McPherson, President and Chief Executive Officer of the Bank and also Director of the Company, received warrants to purchase 17,500 additional shares of common stock exercisable at $10.00 per share, expiring on November 30, 2008.  In addition, Mr. McPherson was granted options to purchase 24,460 shares of common stock on March 17, 1999 with an exercise price of $10.00 per share, of which one-fifth vested on each anniversary of the grant date.  Mr. Griggs was granted options to purchase 7,500 shares of common stock on November 30, 1998 of which one-fifth vested on each anniversary of the opening of the Bank, November 30, 1998.  On January 15, 2002, Mr. McPherson was granted options to purchase 4,000 shares of common stock (each director received 1,000 shares per year of non-fee paid service) exercisable at $16.00 per share of which one-fifth vested on each anniversary of the grant.  On December 21, 2004, Mr. Mullis was granted options to purchase 5,000 shares of common stock, of which one-fifth vest annually for five years, at $22.00 per share.  Mr. Mullis resigned his position with the Company as of March 31, 2009.

During fiscal year 2008, Mr. McPherson exercised 17,500 warrants and 24,460 options to purchase common stock, both at an exercise price of $10.00 per share.  Mr. Griggs exercised 7,500 options to purchase common stock at $10.00 during fiscal year 2008.  There were no outstanding SARs during fiscal year 2008.

Director Independence

With the exception of Mr. McPherson, each member of the Company's Board of Directors is "independent" as defined by regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").  In making this determination, the Board considered all insider transactions with directors for the provision of good or services to the Bank.  All such transactions were conducted at arm's length upon terms no less favorable than those that would be available from and independent third party.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company act of 1940.

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Director Compensation

Each director of the Bank is paid $1,000.00 for each meeting of the Board of Directors and Strategic Planning Committee attended.  Each committee member is also paid $250.00 for each other committee meeting attended.  No fees are paid for meetings of the Holding Company Board of Directors.  The following table outlines director compensation for the year ended December 31, 2008.

DIRECTOR COMPENSATION TABLE
December 31, 2008
Name	Fees Earned or Paid in Cash (2)	Nonqualified Deferred Compensation Earnings	Total
Ken Bishop (1)	25,250	-----	25,250
Jerry Braden (1)	-----	22,160	22,160
Don George (1)	-----	23,746	23,746
John Lewis (1)	-----	33,973	33,973
Sam McCleskey (1)	-----	22,587	22,587
Steve Taylor (1)	-----	39,916	39,916
Don Temples (1)	-----	24,061	24,061

(1)  Represents fees earned as a director of the Bank.  In recognition for the financial risks they undertook in connection with the formation of the Bank, each organizer of the Bank, who is also an initial director, received warrants to purchase 17,500 additional shares of common stock, or an aggregate of 140,000 shares.    The exercise price of the warrants is $10.00 and the expiration date is November 30, 2008.

During fiscal year 2008, directors Ken Bishop, Jerry Braden, John Lewis, Sam McCleskey, Steve Taylor, and B. Don Temples each exercised 17,500 warrants at $10.00 per share.

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Security Ownership of Certain Beneficial Owners and Management

General

The following table shows how much common stock in the Company, if any, is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of December 31, 2008.  The information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.  Unless otherwise indicated, each of the shareholders has sole voting and vestment power with respect to the shares beneficially owned.  Percentage ownership is calculated based on outstanding shares.

Name	Address	Reported Number of Shares Owned (1)		Percentage of Beneficial Ownership

Kenneth R. Bishop	82 Glen Cove Drive	31,600	(2)	2.75%
	Cartersville, GA 30120
Jerry W. Braden	P.O. Box 447	53,438	(2)	4.65%
	Summerville, GA 30747
Donald D. George	603 Champions Drive	27,700	(2)	2.41%
	McDonough, GA 30253
John S. Lewis	94 Blackfoot Trail, SW	40,333	(2)	3.51%
	Cartersville, GA 30120
Sam R. McCleskey	P.O. Box 1047	44,815	(2)	3.90%
	Woodstock, GA 30188
Michael L. McPherson	P.O. Box 200308	69,020	(2)	6.01%
	Cartersville, GA 30120-9006
Stephen A. Taylor	159 Nally Road	59,000	(2)	5.14%
	Rydal, GA 30171
B. Don Temples	562 Old Alabama Road	45,210	(2)	3.94%
	Cartersville, GA 30120
W. Stewart Griggs	P.O. Box 200308	23,230	(2)	2.02%
	Cartersville, GA 30120-9006
Eli D. Mullis	P.O. Box 200308	4,300	(2)	0.37%
	Cartersville, GA 30120-9006
Executive officers and directors as a group		398,646		34.70%
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* Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Act.  Under such rule, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.  For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1) Includes shares for which the named person:
a. has sole voting and investment power,
b. has shared voting and investment power with a spouse; or
c. holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes

(2)   Included in the above listed number of shares.  Also included above is the vested portion of options granted on January 15, 2002 to each director of 1,000 shares per year of non-fee-paid service, exercisable at $16.00 per share.  The options vest over a five-year period.  The vested options as specified in the Summary Compensation Table for the executive officers are also included in the table above.

The following table outlines key information about the Company's stock options, both approved and not approved by stockholders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	42,000	$17.07	134,351
Equity compensation plans not approved by security holders	0	$0.00	0
Total	42,000	$17.07	134,351

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Meetings and Committees of the Board of Directors

During the year ended December 31, 2008, the Board of Directors of the Company held four meetings, and the directors attended 100% of the meetings.  The Board of Directors of Unity National Bank held 14 meetings, with an aggregate attendance record of 99%.  The Board of Directors has a standing audit committee, but does not have a standing nominating committee nor compensation committee.  All members of the board of directors are independent, as defined by the National Association of Securities Dealers, Inc. ("NASD") with the exception of Mr. McPherson.

The Company does not have a formal policy for director attendance at the Company's Annual Meeting.  However, all directors are encouraged to attend.  All members of the Board of Directors attended last year's annual meeting.

Audit Committee

Unity Holdings, Inc. has an audit committee of the Board of Directors, which is comprised of three independent members, as defined by the NASD.  The audit committee selects the independent accountants to be the Company's auditors and reviews the audit plan, financial statements and audit results.

The audit committee met five times in 2008.  The audit committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses.  The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports its findings to the Board of Directors.

The names of each member of Unity Holdings, Inc.'s audit committee are:  Donald D. George, Sam R. McCleskey and B. Don Temples.  Mr. Temples serves as Chairman of the audit committee.  The Board of Directors has adopted a written charter for the audit committee, which is reviewed and reassessed for adequacy on an annual basis. A copy was provided as Appendix A to last year's proxy statement, and it has not been amended.  The Audit Committee does not have a financial expert as defined by Section 407 of the Sarbanes-Oxley Act of 2002.  The Board has determined that each current member of the Audit Committee has a strong financial background and can satisfactorily discharge his or her committee duties and responsibilities to the Board of Directors and the shareholders.

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Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2008 with management.  The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codifications of Statements on Auditing Standards, AU Sect. 380), Communications with Audit Committees, as amended.  The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence.  The audit committee has concluded the independent accountants are independent from management and the Company.  The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their integrated audit.  The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Unity Holdings, Inc.'s Annual Report on Form 10-K for filing with the Commission.  The Audit Committee and the Board of Directors have also approved the selection of Mauldin & Jenkins, LLC as the Company's independent auditor for the fiscal year ending December 31, 2009.

Submitted on March 25, 2009 by the members of the Audit Committee:

Donald D. George

Sam R. McCleskey

B. Don Temples

Compensation Committee

The full Board of Directors, rather than a separate committee, is responsible for establishing the compensation plans for the Company.  Its duties include the development with management of all benefit plans for employees of the Company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans.  There is no compensation committee charter.

The Board of Directors reviews director and executive compensation on an annual basis.  The process involves a review of compensation plans for similar banks and for the banking industry as a whole.  In some instances, the Board will retain consultants when particularly complex forms of compensation are discussed, such as retirement plans and other benefit packages.  During 2008, the Board did not engage consultants to put in new compensation packages.  The executive officers have no formal control of the approval of compensation packages.  The executive officers duties are solely to provide information to the Board so that informed decisions can be made.  Mr. McPherson does not participate or vote on matters related to his compensation.

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Executive Committee

In some instances, it may be necessary for the full Board to delegate its duties to the Executive Committee.  The Executive Committee consists of the Chairman of the Board and all Board Committee Chairmen.  The delegation is done on a case-by-case basis, with the scope of the committee determined at that time.

Nominating Committee

The Company does not have a separate nominating committee, nominating committee charter or a separate policy that addresses the consideration of director candidates.  The full Board considers and approves all director nominees, including those submitted by shareholders.  All of the Board members are independent with the exception of Michael L. McPherson.  The Board does not have a formal written policy or process for identifying and evaluating nominees, although a candidate must meet the minimum qualification requirements set forth by the Georgia Department of Banking and Finance and those specifically in the Company's bylaws.  The evaluation process does not differ from that of shareholder nominees.  The Board does not believe that such a separate policy is necessary as the bylaws outline the procedures for shareholders to nominate candidates for board seats.  The full Board of Directors will consider individuals recommended by shareholders for nomination as directors in accordance with the Company's bylaws. The bylaws provide that the notice of shareholder proposals and shareholder nominations for the election of directors at any meeting of shareholders must be in writing and be received by the Secretary of the Company not later than ninety days prior to the meeting. The Company may reject a shareholder proposal or nomination that is not made in accordance with such procedures.

The Company's bylaws contain Board membership qualifications and nomination requirements considered in recommending nominees for a position on the Company's Board. The Company believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company and be free from conflicts of interest with the Company.   The nominees included on this year's proxy card were nominated by the independent, non-management directors.

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Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

The Company and Unity National Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and Unity National Bank and their affiliates.  It is the Company's policy that these transactions are on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or Unity National Bank.  Loans to individual directors and officers must also comply with Unity National Bank's lending policies, Regulation O and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Legal Proceedings

During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer with the following exception.  A company owned by Don George declared bankruptcy during 2006.  The Bank had no loans outstanding to the company.  The Board does not see the bankruptcy as an impairment on Mr. George's abilities as a director.

A "legal proceeding" includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree of any court of competent jurisdiction, or any Federal or State authority permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of commodities business, securities or banking activities; and (d) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during 2008, no person who, at any time during 2008, was a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company failed to file on a timely basis any reports required by Section 16(a) during the 2008 fiscal year or previously.

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Independent Public Accountants

The Company used the firm of Mauldin & Jenkins, LLC as independent auditors for the year ended December 31, 2008.  Management expects to engage the same firm for audit work in 2009.  The Company does not expect a representative from this firm to attend the annual meeting.  There have been no changes in or disagreements with Mauldin & Jenkins, LLC on accounting and financial disclosures in 2008.

During the period covering the fiscal years ended December 31, 2008 and 2007, Mauldin & Jenkins, LLC, performed the following professional services:

	2008	2007
Audit Fees (1)	$81,500	$70,800
Audit-Related Fees	-	-
Tax Fees (2)	10,300	8,800
Other Fees	-	-
	$91,800	$79,600

(1)	Audit fees consist of fees for the audit of the Company's financial statements and review of financial statements included in the Company's quarterly reports.
(2)	Tax fees consist of fees for the preparation of federal and state income tax returns and assistance with IRS tax notices.

Our Audit Committee has implemented procedures to ensure that all audit and non-audit services provided by our independent auditors are pre-approved by the Audit Committee. These procedures require that any material deviation from the approved engagement letters be presented at an Audit Committee Meeting for approval prior to the commencement of the activities. Our Audit Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Mauldin & Jenkins, LLC. None of these services are of a type that was prohibited under the independent auditor independence standards of the SEC. The Audit Committee has pre-approved all services provided by our independent auditors.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

The Company's principal accountant has not changed during the Company's two (2) most recent fiscal years or any subsequent interim period, nor has the Company had any disagreements with its independent accountants on accounting and financial disclosures during the same period.

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Shareholder Communications to the Board of Directors

Our Board of Directors provides a process for receiving various communications from security holders of Unity Holdings, Inc.  Any request to speak to a board member, for any matter requiring board attention in the shareholder's opinion, is received by the President of Unity National Bank. The request is presented either to the board as a whole or to a specific director as requested by the shareholder.  The Director(s) will then reply to the shareholder regarding his concerns.

Shareholder Proposals for the 2009 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2010 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than December 15, 2009.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with the Company's bylaws relating to shareholder proposals in order to be included in the Company's proxy materials.  Any proposals submitted by a shareholder outside the processes of Rule 14a-8 under the Exchange Act for presentation at the Company's next annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if received by the Company less than 30 days prior to the date of such meeting, or, if notice of the meeting is given in a lesser period of time, more than 10 days after the date of such notice.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE.  PLEASE DIRECT YOUR WRITTEN REQUEST TO:

JEFF L. SANDERS

UNITY HOLDINGS, INC.

P.O. BOX 200308

CARTERSVILLE, GEORGIA 30120-9006

ELECTRONIC VERSION OF PROXY STATEMENT

An electronic version of the Company's 2009 Proxy Statement can be found at www.unitynationalbank.com. 21

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